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                                                                    EXHIBIT 10.1


                              RABBI TRUST AGREEMENT
                POST PROPERTIES, INC. DEFERRED COMPENSATION PLAN
                      FOR DIRECTORS AND ELIGIBLE EMPLOYEES


         (a) This Agreement made April 21, 2003 by and between Post Properties, Inc. (hereinafter called the "Company") and SunTrust Bank (the "Trustee");

         (b) WHEREAS, Company has adopted the Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees, as amended from time to time (hereinafter called the "Plan");

         (c) WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to individuals participating in the Plan;

         (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets to be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         (e) WHEREAS, it is the intention of the parties that this Trust constitutes an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby amend and restate the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.        ESTABLISHMENT OF TRUST

         (a) Company hereby deposits with Trustee in trust $100, which became the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be revocable by the Company; it shall become irrevocable upon the Effective Date of a Change in Control where:

                  (1) Change in Control. The term "Change in Control" for purposes of this Agreement shall mean:

                           (i) a "change in control" of Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy



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                  statement filed under Section 14(a) of the Securities Exchange
                  Act as in effect on the date of this Agreement;

                           (ii) a "person" (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Company;

                           (iii) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the date of this Agreement) constitute Company's Board cease for any reason during such period to constitute at least a majority of Company's Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

                           (iv) the shareholders of Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Company shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Company affiliate or a wholly-owned subsidiary of Company) or any dissolution or liquidation of Company or any sale or the disposition of 50% or more of the assets or business of Company; or

                           (v) the shareholders of Company approve any reorganization, merger, consolidation or share exchange with another corporation unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of Company immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in ss. 1(b)(1)(v)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Company common stock immediately before the consummation of such transaction, provided (iii) the percentage described in ss. 1(b)(1)(v)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in ss. 1(b)(1)(v)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Company by the persons described in ss. 1(b)(1)(v)(A) immediately before the consummation of such transaction.


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                  (2)      Effective Date. The term "Effective Date" for
                           purposes of this Agreement shall mean either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

                  (3) All determinations regarding whether a Change in Control has occurred shall be made by the Company and communicated to the Trustee in writing; provided however, that if any individual who is a participant in the Plan advises the Trustee in writing that a Change in Control has occurred, the Trustee shall take reasonable and appropriate action to determine if there has been a Change in Control and when the Effective Date of such Change in Control occurred or will occur.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time or from time to time make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2.        PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Company shall deliver to the Trustee a schedule (the "Payment Schedule"), that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.

                  (1) Except as otherwise provided herein, the Trustee shall remit an amount to the Company equal to the payment so due, to the extent that sufficient funds are available. The Company shall pay such amounts to the Participant through the


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         Company's payroll system, make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan, and shall pay amounts withheld to the appropriate taxing authorities.

                  (2) Notwithstanding paragraph (1) of this Section 2(a), however, if Trustee agrees to pay Participants directly, the Company will provide the Trustee with the Participants' current elections regarding payment of benefits, and the Trustee shall, based on its records, pay benefits to Participants and make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan, and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

                  (3) Notwithstanding paragraph (1) of this Section 2(a), however, in the event of a Change in Control, Trustee shall make payments directly to the Plan participants and their beneficiaries in accordance with such Payment Schedule. In that event, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. Notwithstanding anything to the contrary in this Agreement, the Trustee shall have no responsibility or duty to report or withhold any tax of any kind whatsoever that may be owed by a participant for benefits that have not been actually distributed from the Trust, including but not limited to FICA, FUTA or SECA taxes that may accrue upon a participant's vesting in a benefit under the Plan. Further, the Trustee shall have no responsibility or duty to determine whether any payment it makes hereunder constitutes an excess parachute payment subject to excise taxes under the Code. The Company shall be responsible for determining the taxability of any payments made hereunder, including payments made following a Change in Control, and for providing instructions to the Trustee regarding any required income tax withholding, and the Trustee shall be entitled to rely on such instructions to the extent such instructions are reasonable and fair on their face.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


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Section 3.        TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                  WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


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Section 4.        INVESTMENT AUTHORITY.

         (a) The Trustee shall invest the assets of the Trust in accordance with investment directions received from the Company, which directions may include a direction to invest Trust assets in accordance with the deemed investment selections of Plan participants and beneficiaries. In the absence of any directions from the Company, the Trustee shall invest the assets of the Trust in a manner which is consistent with an investment policy communicated to it in writing by the Company or, if no such policy has been communicated, in a manner which is appropriate given the purposes for which the Trust has been established. The Trustee may invest in any investment which it deems appropriate, subject to the proper investment directions of the Company, and in furtherance thereof the Trustee may:

                  (1) Invest Trust assets in common and preferred stocks (including stock bought and sold on margin); corporate bonds; mutual funds (including funds for which the Trustee or its affiliates serve as investment advisor or in any other capacity or for which they receive compensation for providing investment advisory, custody, transfer agency or other services); money market accounts; certificates of deposit; debentures; commercial paper; put and call options; limited partnerships; mortgages; U.S. Government obligations, including U.S. Treasury notes and bonds; real and personal property having a ready market; life insurance policies; commodities; savings accounts; notes; and securities issued by the Trustee or its affiliates as permitted by law;

                  (2) Hold cash uninvested and deposit the same with any banking or savings institution, including its own banking department or the banking department of an affiliate;

                  (3) Utilize a general disbursement account, i.e., in the form of a demand deposit account and/or time deposit account, for distributions from the Trust, without incurring any liability for payment of interest thereon, notwithstanding receipt of income with respect to float involving the disbursement account by it or an affiliate;

                  (4) Hold contributions in an omnibus account, i.e., in the form of a demand deposit account and/or time deposit account, maintained by it or an affiliate for up to three (3) business days (or such longer period as may result due to circumstances beyond its control), without liability for interest thereon. (The Company acknowledges that any float earnings associated with the assets held in such omnibus accounts are retained by the Trustee as part of its compensation for performing benefit payment services);

                  (5)      Join in or oppose the reorganization,
recapitalization, consolidation, sale or merger of corporations or properties, including those in which it or its affiliates are interested as Trustee, upon such terms as it deems advisable;

                  (6)      Hold investments in nominee or bearer form;


                  (7) Exercise all ownership rights including the voting of proxies and the exercise of tender offers but only with respect to assets for which the Company has not provided investment directions;


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                  (8)      Apply for and procure from an insurance company as an
investment of the Trust such contracts on the life of any Participant as the Company shall deem proper; to exercise at any time or from time to time, whatever rights and privileges may be granted under such contracts; and collect, receive, and settle for the proceeds of any such contracts as and when entitled to do so under the provisions thereof. The Trustee shall not have the power to invest assets of the Trust in life insurance contracts unless specifically directed to do so by the Company, and the Company shall be solely responsible for selecting the insurance company(ies) and the policy(ies) in which Trust assets are to be invested. Such direction shall include but not be limited to the term, price and the insurance company from which the policy should be purchased. The Trustee shall be the sole owner and named beneficiary of any policies purchased hereunder, and no Participants or beneficiaries shall have any interest whatsoever in such policies. If Trust assets are inadequate to pay all premiums on all insurance policies, the Trustee may, at the direction of the Company, borrow against the policies in order to pay such premiums.

         The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by Company. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value acceptable to the Trustee for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 5.        DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 6.        ACCOUNTING BY TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued with interest paid or receivable being shown separately) and showing all cash, securities and other property held in the Trust as the end of such year or as of the date of such removal or resignation, as the case may be.

Section 7.        RESPONSIBILITY OF TRUSTEE.


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         (a)      Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustee shall incur no liability to any person for an action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (e) However, notwithstanding the provisions of Section 7(d) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 8.        COMPENSATION AND EXPENSES OF TRUSTEE.

         The Trustee shall be paid compensation for its services hereunder in such amounts as may be agreed to in writing by the Company and the Trustee. All reasonable investment and administrative expenses incurred by the Trustee in performance of its duties in accordance with the Plan and this Agreement and all other reasonable and proper charges and disbursements shall be paid from the Trust, unless paid by the Company.

Section 9.        RESIGNATION AND REMOVAL OF TRUSTEE.


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         (a)      Trustee may resign at any time by written notice to the
Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 10.       APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 9(a) or (b) hereof, Company may appoint any third party, such as a bank, trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company of the successor trustee to evidence the transfer.

         (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets subject to the provisions of Sections 7 and 8 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee of from any other past event, or any condition existing at the time it becomes successor trustee.

Section 11.       AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.


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         (c)      Upon written approval of participants and beneficiaries
entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

Section 12.       MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Georgia.

Section 13.       EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be January 1, 2003.


                                        POST PROPERTIES, INC.


                                          /s/ David P. Stockert
                                        -----------------------------------

                                        Title: President and Chief
                                               Executive Officer
                                              -----------------------------




                                        SUNTRUST BANK


                                         /s/ Betsy Custer
                                        -----------------------------------

                                        Title: Senior Vice President
                                              -----------------------------


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